Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-258698) on Form S-1 of OppFi Inc. of our report dated March 11, 2022, relating to the consolidated financial statements of OppFi Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Raleigh, North Carolina
May 13, 2022